POWER OF ATTORNEY

TO SIGN FORMS 3, 4 AND 5



	The
undersigned
director/officer of Anixter International Inc. hereby authorizes John Dul,
Bob Grubbs, or Dennis Letham to sign on behalf of the undersigned any Forms
3, 4 and 5 that are required to be filed from time to time with the
Securities and Exchange Commission. Such forms shall be completed from the information furnished by me to the Company and the information in the
Company's records.

  This authority
shall continue in effect until
revoked.







Dated this 1st day of January, 2006.


Signed:   	Linda Bynoe


  Printed Name: Linda Bynoe